                                                                EXHIBIT 23.2


                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-60743, No. 33-61057, No. 33-32260,
No. 33-33179 and No. 33-68136) of Biomagnetic Technologies, Inc. of our report dated January 10, 1997, except as to the last paragraph of Note 8, which is as of December 19, 1997, appearing on page 33 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule appearing on page 34 of this Form 10-K.




/s/PRICEWATERHOUSECOOPERS LLP

San Diego, California
December 21, 1998